EXHIBIT 23.11

CONSENT OF EXPERT

I, Kenneth C. McNaughton, consent to the use of my name and references to my name in Pretium Resources Inc.’s registration statement on Form S-8 filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ Kenneth C. McNaughton
Kenneth C. McNaughton, M.A.Sc., P.Eng.